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                                                                     EXHIBIT 7.3


                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT (the "Amendment") dated as of July 22, 1998 is among Baker Hughes Incorporated, a Delaware corporation ("Parent"), Baker Hughes Delaware I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and Western Atlas Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, Parent, Merger Sub and the Company are parties to an Agreement and Plan of Merger dated as of May 10, 1998 (the "Merger Agreement"); and

     WHEREAS, Parent, Merger Sub and the Company wish to amend the Merger Agreement pursuant to Section 10.5 thereto, and the respective Boards of Directors of Parent, Merger Sub and the Company have approved and adopted this Amendment;

     NOW, THEREFORE, the parties agree to amend the Merger Agreement as follows:

     Section 1. Amendment of the Merger Agreement.

     (a) The proviso at the end of Section 4.1(c) of the Merger Agreement is amended and restated in its entirety to read as follows:

     (iv) if the Parent Share Price is greater than or equal to $34.00 but less than $38.25, that fraction, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, to the next higher thousandth, equal to the quotient obtained by dividing $91.80 by the Parent Share Price; and (v) if the Parent Share Price is less than $34.00, 2.7.

     (b) Section 9.3(d) of the Merger Agreement is deleted.

     Section 2. Miscellaneous.

     (a) Except as expressly set forth herein, all the provisions of the Merger Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect. All references in the Merger Agreement to "this Agreement" shall be read as references to the Merger Agreement, as amended by this Amendment, but references to the date of the Agreement shall remain references to May 10, 1998.

     (b) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regarding to its rules of conflict of laws.

     (c) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     (d) Headings of the Sections of this Amendment are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

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     IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            BAKER HUGHES INCORPORATED

                                            By:    /s/ MAX L. LUKENS
                                              ----------------------------------
                                                Name:  Max L. Lukens
                                                Title: Chairman of the Board,
                                                       President and CEO

                                            BAKER HUGHES DELAWARE I, INC.

                                            By:    /s/ LAWRENCE O'DONNELL, III
                                              ----------------------------------
                                                Name:  Lawrence O'Donnell, III
                                                Title: Vice President

                                            WESTERN ATLAS INC.

                                            By:    /s/ WILLIAM H. FLORES
                                              ----------------------------------
                                                Name:  William H. Flores
                                                Title: Senior Vice President